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                                                                    Exhibit 4.05

                               COREL CORPORATION
                               STOCK OPTION PLAN

1.   Purpose of the Plan

     The purpose of the Stock Option Plan is to develop the interest and incentive of eligible participants of Corel Corporation and its subsidiaries (the "Company") in the Company's growth and development by giving eligible participants an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Company and its shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.

     The Board of Directors has approved the terms of this Plan.

2.   Definitions

     In this Plan:

     (a)  "Associate" has the meaning assigned by the Securities Act (Ontario),
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          as amended from time to time;

     (b) "Board of Directors" means the board of directors of the Company;
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     (c)  "Committee" means the appropriate compensation committee of three or
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          more members appointed by the Board of Directors to administer the
          Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

     (d)  "Common Shares" means the Common Shares of the Company or in the event
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          of an adjustment contemplated in Section 9 hereof, such other Common
          Shares to which a Participant may be entitled upon the exercise of an option as a result of such readjustment;

     (e)  "Date of Grant" means the date a Participant is granted an option to
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          purchase Option Shares;

     (f)  "Director" means a person occupying the position of director on the
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          Board of Directors;

     (g)  "Employee" means a full time permanent employee of the Company or its
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          subsidiaries;

     (h) "Exchange" means The Toronto Stock Exchange;
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     (i)  "Exercise Date" means the last Friday of any calendar month during the
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          Option Period or such other date designated from time to time by the
          Chief Executive Officer with respect to any Participant provided that on
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          any such date, the Company receives from the Participant a completed
          Stock Option Purchase Form with payment for the Option Shares being purchased;

     (j)  "Insider" means:
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          (i)  an insider of the Company as defined by the Securities Act
               (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

          (ii) an Associate of any person who is an insider by virtue of clause
               (a) of this definition;

     (k)  "Market Price" per Common Share at any date shall be the closing price
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          of the Common Shares on the Exchange (or, if the Common Shares are not
          then listed or posted for trading on the Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purposes by the Committee) on the trading date immediately preceding the Date of Grant. In the event that the Common Shares are not listed and posted for trading in any stock exchange in Canada, the market price shall be the last trading price of the Common Shares on National Association of Securities Dealers Quotations Systems ("NASDAQ") on the trading day immediately preceding the Date of Grant. In the event that the Common Shares are not trading on NASDAQ, the market price shall be determined by the Committee in its sole discretion;

     (l)  "Officer" means a person appointed as an officer of the Company by the
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          Board of Directors;

     (m)  "Option Period" means the period set forth in Section 6 during which a
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          Participant may purchase Option Shares;

     (n)  "Option Price" means the price per share at which a Participant may
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          purchase Option Shares denominated in Canadian or United States currency;

     (o)  "Outstanding Issue" means the number of Common Shares that are
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          outstanding immediately prior to any issuance of options under this
          Plan or any issuance of Option Shares, as the case may be, excluding Option Shares issued pursuant to the Plan during the preceding one year period;

     (p)  "Option Shares" means the Common Shares of the Company which a
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          Participant is entitled to purchase under the Plan;

     (p)  "Option Shares" means the Common Shares of the Company which a
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          Participant is entitled to purchase under the Plan;
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     (q)  "Participants" means Employees, Directors and Officers to whom options
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          to purchase Option Shares are granted pursuant to the Plan and which remain unexercised; and

     (r)  "Plan" means the Corel Corporation Stock Option Plan.
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3.   Eligibility

     Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee and those Employees who were granted options prior to the adoption of the Plan by the Board of Directors. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.

4.   Number of Option Shares and Limitations on Issuance

     The aggregate number of Option Shares which may be reserved for issuance hereunder shall not exceed 13,900,614. The following restrictions shall also apply to this Plan:

     (a) the aggregate number of Option Shares reserved for issuance pursuant to options granted to insiders shall not exceed 10% of the Outstanding Issue;

     (b) Insiders shall not be issued, within any one year period, a number of Option Shares which exceeds 10% of the Outstanding Issue; and

     (c) no Participant together with such Participant's Associates, shall be issued, within any one year period, a number of Option Shares which exceeds 5% of the Outstanding Issue.

     No fractional shares may be purchased or issued hereunder. Subject to the foregoing, the number of Option Shares that a Participant is entitled to purchase under the Plan will be determined by the Committee.

5.   Price for Option Shares

     The Committee shall advise each Participant designated to participate in the Plan of the number of Option Shares such Participant is entitled to purchase, the Option Price at which the Option Shares may be purchased and the Exercise Date(s) upon which the Option Shares may be purchased. The Option Price at which Option Shares may be purchased under the Plan shall be fixed by the Committee and confirmed by the Board of Directors based upon the Market Price of the Common Shares of the Company at the Date of Grant.
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6.   Exercise

     Subject to the requirements of applicable regulatory authorities and the discretion of the Committee, each option granted under the Plan including those options granted prior to November 1, 1993 may be exercised as follows:

         Percentage of Total Number of                        Option Period
     Option Shares which may be Purchased
-----------------------------------------        ---------------------------------------
                     100%                        For a period of four years from the
                                                 Date of Grant.

     The exercise period and vesting period of any option granted after November 1, 1993 shall be determined by the Committee and set forth in the notice of grant of such option. In the event that no exercise or vesting period is specified, the current practice of immediate vesting and four year limitation shall govern. Any Option Shares not purchased by a Participant during the Option Period shall lapse and such Participant shall have no further right to purchase such shares.

     Notwithstanding the foregoing, any options to purchase Option Shares granted on or prior to January 25, 1990, shall be deemed to have been granted pursuant to the terms of this Plan on January 25, 1990, unless otherwise terminated in accordance with the terms hereof.

7.   Payment

     The Participant from time to time and at any time during the Option Period, may elect to purchase all or a portion of the Option Shares available for purchase during the Option Period by lump sum payment by delivering to the Company on the relevant Exercise Date a completed Participant Stock Option Purchase Form. Such Form shall specify the number of Option Shares the Participant desires to purchase and shall be accompanied by payment in full of the purchase price for such Option Shares. Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of the Company.

8.   Share Certificates

     Upon exercise of the option and payment in full of the Option Price, the Company shall cause to be delivered to the Participant within a reasonable period of time a certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased.

9.   Adjustments in Shares

     The number of Common Shares subject to the Plan, the number of Common Shares available under options granted and the Option Price shall be adjusted automatically from time to time to reflect adjustments in the number of Common Shares arising as a result of subdivision, stock dividends, consolidations or
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     reclassification of the Common Shares or other relevant changes in the authorized or issued capital of the Company. In the event that the Company proposes to amalgamate, merge or consolidate with any other corporation or to liquidate, dissolve or wind-up, the Company shall give written notice thereof to each Participant holding options under the Plan and such Participants shall be entitled to purchase all or a portion of the Option Shares granted to such Participants, whether or not such Option Shares have previously vested, within the 30 day period next following the giving of such notice. Upon the expiration of such 30 day period, all rights of the Participants to the Option Shares or to the exercise of same shall terminate and cease to have any further force and effect.

10.  Termination of Employment for Any Reason Other Than Death

     (a)  Subject to the provisions of Section 10(b) hereof, in the event that:

          (i) an Employee's employment with the Company or any of its subsidiaries is terminated;

          (ii) a Director shall cease to hold office as a Director on the Board of Directors; or

          (iii) an Officer who is not also an Employee shall cease to hold office as an Officer of the Company,

          in each case, during the Option Period for any reason other than death, such Participant may elect to purchase all or a portion of the remaining Option Shares that such Participant is entitled to purchase at the time such employment is terminated or such Participant ceases to hold office as a Director or Officer at any time during the 12 month period, for options granted prior to November 1, 1993, and during the 30 day period, for options granted on or after November 1, 1993 commencing on the later of (i) the date of termination of employment or ceasing to hold a board or office position, and (ii) the date of expiry of any contractual restriction on the resale of the Option Shares to which the Participant is subject (and to which the Participant had consented at the request of the Company) at the date of termination of employment or ceasing to hold a board or office position, but in no event, after the expiration of the Option Period. For the purposes of this Plan, the transfer of the Employee's employment to the Company or to any subsidiary of the Company shall not be considered a termination of employment and the Employee's rights under the option shall be the same as if such transfer had not occurred.

          (b)    At any time before or after the relevant period set forth in
                 Section 10(a), the Chief Executive Officer may extend such period as it applies to any former Director, Officer or Employee, to a date which shall not be later than the expiration of the Option Period.
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11.  Termination by Reason of Death

     In the event the Participant dies during the Option Period, the Participant's legal representative will be permitted to exercise any previously unexercised vested options granted under the Plan prior to the Participant's death and take delivery of all Option Shares previously purchased but not delivered, at any time during the 12 month period commencing on the later of (i) the date of death of the Participant and
     (ii) the date of expiry of any contractual restriction on the resale of the Option Shares to which the Participant was subject (and to which the Participant had consented at the request of the Company) at the date of death, but in no event after the expiration of the Option Period.

12.  Transfer and Assignment

     The Participant's rights under options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by the Participant during the Participant's lifetime and, therefore, the options are exercisable during the Participant's lifetime only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.

13.  Employment, Office and Board Position Non-Contractual

     The granting of an option to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any subsidiary of the Company, to continue as an Officer of the Company or as a member of the Board of Directors, as the case may be, nor does it interfere in any way with the rights of the Employee or of the Company's right to terminate the Employee's employment at any time, the Board of Directors right to appoint Officers or of the shareholders right to elect directors.

14.  Rights as Shareholders

     Participants shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Company and a share certificate or share certificates have been duly issued.

15.  Participant Loan

     The Committee may authorize the Company to lend or cause to be lent to Participants such portion of the purchase price of the Option Shares under the Plan as a Participant may request and the Committee administering the Plan may approve. The terms and conditions of such loan which may be interest bearing or interest free shall be determined by the Committee in its discretion and need not be the same in respect of all Participants.
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16.  Administration of the Plan

     The Plan shall be administered by the Board of Directors or the Committee. The Board of Directors or the Committee shall have the power to interpret and construe the terms and conditions of the Plan and the options. Any determination by the Board of Directors shall be final and conclusive on all persons affected thereby. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or any subsidiary of the Company as the Board of Directors or the Committee shall determine.

17.  Notices

     All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

               Corel Corporation
               1600 Carling Avenue
               Ottawa, Ontario
               KIZ 7M5
               Attention: Secretary.

     Any notice given by the Participant pursuant to the terms of the option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.

18.  Corporate Action

     Nothing contained in the Plan or in any option shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

19.  Amendment

     The Board of Directors of the Company shall have the right, in its sole discretion, to alter or amend the Plan from time to time and at any time. No such amendment, however, may, without the consent of the Participant, alter or impair his or her rights or increase his or her obligations under the Plan.

20.  Governing Law

     The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.
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21.  Government Regulation

     The Company's obligation to issue and deliver Common Shares under any option is subject to:

     (a) satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (b) the admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed; and

     (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in the Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

     In this connection the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which the Common Shares are then listed.

22.  Approval

     The Plan shall be subject to acceptance by the Exchange in compliance with all conditions imposed by the Exchange. Any options granted prior to such acceptance shall be conditional upon such acceptance being given and any condition complied with. No such options may be exercised unless such acceptance is given and such conditions are complied with.

     DATED the 25th day of January, 1990, as amended the 17th day of September, 1992, the 22nd day of November, 1993, the 31st day of March, 1994, the 30th day of March, 1995, the 12th day of March, 1996, the 18th day of April, 1997 and the 31st day of January, 2000.

                              COREL CORPORATION


                              /s/ Michael C. J. Cowpland
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                              Chairman of the Board, President and
                              Chief Executive Officer



                              /s/ Eric J. Smith
                              ------------------------------------
                              Secretary